Exhibit 99.1

For Immediate Release	Contact:	Media: Melissa Andrews
June 29, 2017		864.286.4425
		melissa.andrews@scansource.com

		Investors: Mary Gentry
		864.286.4892
		mary.gentry@scansource.com

SCANSOURCE ANNOUNCES AGREEMENT TO ACQUIRE PAYMENTS INDUSTRY LEADER, POS PORTAL

Expands high-value capabilities and market reach across all payments channels

GREENVILLE, SC – ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced a definitive agreement to acquire POS Portal, a leading distributor of payment devices and services primarily to the SMB market segment. POS Portal brings 17 years of demonstrated success focused solely on the US payments industry channels.

Together, ScanSource and POS Portal will create the industry’s largest payments channel, ensuring customers have access to the solutions, services and support that can help them be successful. The two companies sell through complementary solution delivery channels with little customer overlap. ScanSource primarily serves the enterprise and mid-market merchant segments, with thousands of POS value-added resellers (VARs) and system integrators as customers. POS Portal reaches the SMB merchant segment via strong relationships with the leading payment processors, independent sales organizations (ISOs) and many of the leading tablet-based POS software developers. Both companies’ existing customers will benefit; POS Portal’s customers will gain access to ScanSource’s larger portfolio of POS offerings, and ScanSource’s reseller customers will have access to additional services from POS Portal.

For the first full year after closing, POS Portal net sales are estimated to total approximately $110 million with an estimated EBITDA margin in the low teens. Under the agreement, the all-cash transaction includes an initial purchase price of approximately $144.9 million, plus an earn-out payment up to $13.2 million to be made on November 30, 2017. The earn-out payment is based on earnings before interest expense, taxes, depreciation and amortization (EBITDA) for the trailing twelve months (TTM) ending September 30, 2017. The acquisition is expected to be accretive to earnings per share in the first year after acquisition, excluding one-time acquisition costs.

“The acquisition of POS Portal uniquely positions ScanSource as a market leader in both the POS and payments channels,” said Mike Baur, CEO ScanSource, Inc. “POS Portal brings an excellent customer service reputation, highly regarded value-added services, and vast knowledge of the payments industry. Together, we will provide greater business opportunities for our solution delivery channels. The tremendous culture fit between POS Portal and ScanSource will be exciting for our employees and customers.”

“ScanSource has been following our growth and strategy for a few years and saw the opportunity to expand our business model,” said Buzz Stryker, co-founder and CEO, POS Portal. “As the payments channels converge, we and ScanSource are prepared to lead the channel with new services and solutions, and accelerate our strategic plan to provide the shopping and checkout infrastructure to tomorrow’s physical location merchant, in partnership with the channel. We have a common vision for POS Portal to continue to innovate with suppliers, customers, and partners and advance our leading systems and processes.”

Mr. Stryker and Scott Agatep, Chief Operating Officer, along with the POS Portal team, will join ScanSource and provide the leadership and direction in further developing the ScanSource payments business. Upon completion of the transaction, POS Portal will become part of the Worldwide Barcode, Networking and Security segment of ScanSource.

Founded in 2000 and based in Sacramento, California, POS Portal offers its resellers payment terminals, comprehensive key injection services, reseller partner branding, extensive encryption key libraries, ability to provide P2PE encryption, and redundant key injection facilities. In addition, POS Portal partners with ISVs to deliver merchants integrated tablet POS solution hardware that merchants may purchase outright or “as a service” through Portal Advantage, which includes POS Portal’s SalesGuard service program. SalesGuard coverage provides the merchant hardware support and next-day replacement of tablets, terminals, and peripherals. POS Portal has approximately 180 employees and operates in the United States.

The acquisition is expected to close in the quarter ending September 30, 2017, subject to the satisfaction of customary closing conditions and receipt of regulatory approvals. Prior to the close, ScanSource and POS Portal will continue to operate as independent companies.

Safe Harbor Statement

This press release includes forward-looking statements, including statements regarding POS Portal’s expected net sales and estimated EBITDA margin, its expected impact on ScanSource’s (“the Company”) earnings per share, expectations for POS Portal’s future, and expectations with respect to closing. Actual results may differ materially from those suggested by these statements for a range of reasons, including changes in pricing and costs for POS Portal’s services, the loss of customers, competitive responses and difficulties in integrating POS Portal’s business into the Company’s business. For additional factors, see the Company’s Form 10-K for the year ended June 30, 2016, and its subsequent Form 10-Qs, all as filed with the SEC. The Company disclaims any obligation to update forward-looking statements other than as required by law.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration and acquisition costs.

Non-GAAP EBITDA MARGIN: To evaluate this acquisition, the Company considered non-GAAP EBITDA margin percentages. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments.

Non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

About POS Portal

Since 2000, POS Portal has been changing the payments industry. As a leading distributor of credit card terminals and supplies, POS Portal is pioneering the way in logistics and distribution for secure payment devices. Having one of the most extensive libraries of injection keys and over 15 years of strategic relationships with gateways, processors, and terminal OEMs, POS Portal has the resources needed to always deliver secure devices preconfigured just the way our partners need them. With two Key Injection Facilities (KIF), POS Portal deploys devices to businesses nationwide. At POS Portal, we’re committed to providing exceptional service to the point-of-sale industry through mutually beneficial, long-lasting relationship. For additional information, please visit posportal.com or call 1-866-940-4POS (4767).

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, data networking and technology services. ScanSource’s teams provide value-added solutions and operate from two segments, Worldwide Barcode, Networking & Security and Worldwide Communications & Services. ScanSource is committed to helping its resellers and sales partners choose, configure and deliver the industry’s best solutions across almost every vertical market in North America, Latin America and Europe. In August 2016, ScanSource entered the recurring revenue telecom and cloud services market through its acquisition of Intelisys, the industry’s leading technology services distributor. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2017 Best Places to Work in South Carolina. ScanSource ranks #647 on the Fortune 1000. For more information, visit www.scansource.com.

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